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                                                                       Exhibit B

                        NOTICE OF DISSOLUTION OF A GROUP

         Each of the undersigned hereby gives notice that, as of December 31, 1996, the group (as that term is used in Rule 13d-1(b)(1)(ii)(H)) consisting of Deltec Asset Management Corporation and Kikis Asset Management Corporation (formerly Kikis Fusco Asset Managment Corporation) which filed the Statement on
Schedule 13G, dated January 26, 1996, with respect to the common stock of Alpha-Beta Technology Inc. is dissolved. All further filings with respect to transactions in the common stock of Alpha-Beta Technology Inc. will be filed, if required, by members of the group, in their individual capacities.

         IN WITNESS WHEREOF, the parties have caused this Notice to be duly executed as of February 10, 1997.


                             DELTEC ASSET MANAGEMENT
                               CORPORATION


                            By: /s/ STEPHEN ZUPPELLO
                               ------------------------------------------
                               Stephen Zuppello, Managing Director


                             KIKIS ASSET MANAGEMENT
                               CORPORATION


                             By:   /s/ THOMAS P. KIKIS
                               ------------------------------------------
                               Thomas P. Kikis, Managing Director



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